Corporations Section
P.O.Box 13697
Austin, Texas 78711-3697

Jose A. Esparza
Deputy Secretary of State

Office of the Secretary of State

CERTIFICATE OF FILING
OF

INNO HOLDINGS INC.
File Number: 804231040

The undersigned, as Deputy Secretary of State of Texas, hereby certifies that a Certificate of Formation for the above named Domestic For-Profit Corporation has been received in this office and has been found to conform to the applicable provisions of law.

ACCORDINGLY, the undersigned, as Deputy Secretary of State, and by virtue of the authority vested in the secretary by law, hereby issues this certificate evidencing filing effective on the date shown below.

The issuance of this certificate does not authorize the use of a name in this state in violation of the rights of another under the federal Trademark Act of 1946, the Texas trademark law, the Assumed Business or Professional Name Act, or the common law.

Dated: 09/08/2021

Effective: 09/08/2021

Jose A. Esparza
Deputy Secretary of State

CERTIFICATE OF FORMATION

OF

INNO HOLDINGS INC.
(A Corporation)

ARTICLE ONE

The name of the filing entity being formed is INNO HOLDINGS INC. (the "Corporation").

ARTICLE TWO

The filing entity being formed is a corporation.

ARTICLE THREE

The purpose for which the Corporation is formed is any lawful purpose for which a for-profit corporation may be formed under the Texas Business Organizations Code.

ARTICLE FOUR

The street address of the Corporation's initial Registered Office, and the name of its initial Registered Agent at that office, are as follows:

Law Offices of Yang & Associates, PLLC
6689 W. Sam Houston Parkway S., Suite 302
Houston, Texas 77072

ARTICLE FIVE

The aggregate number of shares which the Corporation shall have authority to issue is One Million (1,000,000). The shares shall be without par value.

ARTICLE SIX

The initial Board of Directors shall consist of three Directors. The names and addresses of the persons who will serve as initial Directors until the first annual meeting of Shareholders and successors are elected and qualified are:

Cheng Yu
1107 Normandy Drive
Southlake, Texas 76092

Derek McSpadden
6310 Promenade Drive N., Unit 600
Westminster, Colorado 80020

Alice Gong
2465 FM-359 South, Suite A
Brookshire, Texas 77423

ARTICLE SEVEN

The undersigned Organizer hereby disclaims any past or future interests in or control of INNO HOLDINGS INC. and resigns as the Organizer effective upon the formation of the Corporation.

IN WITNESS WHEREOF, I have hereunto set my hand this eighth day of September, 2021.

Sharon Leal

Sharon Leal, Organizer
505 W. 15th Street
Austin, Texas 78701-1511
(512) 474-2002